                                                                      EXHIBIT 11


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                              1994       1995
                                                                                            --------   ---------
                                PRIMARY EARNINGS (LOSS) PER SHARE:
                                Weighted Average of Shares Outstanding                       12,027      12,027
                                Incremental Shares Issuable Assuming Exercise
                                 of Stock Options                                                 1
                                                                                            --------   ---------
                                Weighted Average of Number of Shares of
                                 Common Stock and Equivalents                                12,028      12,027
                                                                                            ========   =========
                                Net Earnings (Loss)                                          $4,781     ($4,223)
                                                                                            ========   =========
                                Primary Earnings (Loss) Per Share                             $0.40      ($0.35)
                                                                                            ========   =========
                                FULLY DILUTED EARNINGS (LOSS) PER SHARE:
                                Weighted Average Shares Outstanding                          12,027      12,027
                                Dilutive Effect of Outstanding Stock Options (1)                 17
                                Dilutive Effect of Convertible Subordinated
                                 Debentures:  1985 Convertible Subordinated Debentures
                                 (2)                                                          2,758       2,758
                                                                                            --------   ---------
                                Weighted Average Number of Shares of
                                 Common Stock                                                14,802      14,785
                                                                                            ========   =========
                                Net Earnings (Loss)                                          $4,781     ($4,223)
                                Interest Expense on Convertible Subordinated
                                 Debentures After-Tax Effect                                  2,805       2,805
                                                                                            --------   ---------
                                Adjusted Net Earnings (Loss)                                 $7,586     ($1,418)
                                                                                            ========   =========
                                Fully Diluted Earning (Loss) Per Share (3)                    $0.51      ($0.10)
                                                                                            ========   =========

____________________
  (1) The conversion of stock options was calculated using the treasury stock method.

  (2) These share amounts assume conversion into common stock at date of issuance.

  (3) Fully-diluted earnings per share for 1994 and 1993 have not been presented in the accompanying consolidated statements of operations as the effect is anti-dilutive.